Exhibit 4.15

Letter of Intent (“LOI”)

BETWEEN

M/s DLF Assets Private Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 1-E, Jhandenwalan Extension, Naaz Cinema Complex, New Delhi—110055 (hereinafter referred to as “THE LESSOR” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include M/s DLF Assets Private Limited and its successors, administrators, transferees and assigns) acting through its authorized signatories, Mr. Amit Grover & Mr. Navin Kedia, vide Board Resolution dated of                      the First Part.

AND

M/s WNS Global Services Private Limited, a company incorporated under the Companies Act, 1956, and presently having its registered office in India at Plant No. 10, Gate No. 4, Godrej & Boyce Complex, Pirojshangar, LBS Marg, Vikhroli (West), Mumbai—400079, India (hereinafter referred to as “THE LESSEE” which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include M/s WNS Global Services Private Ltd. and its successors) having Permanent Account Number (PAN) AAACW2598L and Tax Deduction and Collection Account Number (TAN) MUMW01007G, acting through its authorized signatory Mr. Ronald D’Mello vide Board Resolution dated 31st October, 2013 of the Second Part.

(Both THE LESSOR and THE LESSEE are collectively referred to as ‘the Parties’).

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

This LOI is set forth on this 14th day of February, 2014 upon mutual understanding between THE LESSOR and THE LESSEE in respect of area admeasuring approx. 1,02,653 sq.ft. (9,536.698 sq.mtrs) of super built up area (“Demised Premises”) comprising of

Block	Floors	Super built-up Area (sq.ft.)	Super built-up Area (sq.mtrs.)
A2	Entire 8th	22,343	2,075.728
	Entire 9th	22,343	2,075.728
	Part of 11th	13,123	1,219.176
A3	Entire 8th	22,422	2,083.033
	Entire 9th	22,422	2,083.033

	Total	1,02,653	9,536.698

(as set out in Annexure T-1), Blocks A2 & A3 (“said Building(s)”) at DLF World Tech Park (“said Plot”) at NH 8, Gurgaon on the following terms and conditions.

1)	The commercial terms and conditions are provided in Annexure C-I(a), which shall form an integral part of this LOI.

2)	Tentative Interior work Commencement Date/ Lease Commencement Date: 1st March, 2014

Any delay in handing over of Demised Premises for interior works shall not affect the Lease & Rent Commencement Dates. The Demised Premises shall be handed over for interior works only after the Lease Deed is signed and THE LESSEE has paid all Security Deposits including the Stamp Duty and Registration amount.

THE LESSEE shall carry out the interior works at its own risk and cost.

THE LESSEE shall get the SEZ Unit Approval for the Demised Premises before handover of Demised Premises for interior works.

THE LESSEE shall get 3 months of Rent free period from the Lease Commencement Date i.e. from 1st March, 2014 till 31st May, 2014.

Tentative occupation date: 1st June, 2014 (hereinafter referred to as the ‘Date of Occupation and also the ‘Rent Commencement Date’).

In case, the Lease Deed is not signed or any amount pertaining to the Lease Deed is outstanding by date of handover for interiors, then the handover for interiors will not be done and building services shall not be provided to THE LESSEE and lease and rent for the Demised Premises shall commence as per the agreed Lease and Rent Commencement Date.

3)	In the event THE LESSEE has not obtained the SEZ Unit Approval for its operations from the Demised Premises by the original Lease Commencement Date, the lease shall commence from the date when THE LESSEE obtains such unit approvals. However, THE LESSEE shall be liable to pay compensation equivalent to the Warm Shell Rent, Maintenance Charges @ Rs. 7 per sq.ft. per month including Service Tax etc. for such intervening period.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

All incidental/out of pocket expenses with respect to obtaining SEZ Unit Approval by THE LESSEE shall be borne and paid solely by THE LESSEE.

There shall not be any deferment in the original escalation dates for Warm Shell Rent, Car Parking Charges, IFRSD, Façade Signage Charges (if any) even if the Lease/ Rent Commencement Dates are deferred as mentioned above.

4)	Both THE LESSOR and THE LESSEE undertake to sign the Lease Deed on or before 1st March, 2014.

THE LESSEE agrees that if it fails to sign the Lease Deed on or before 1st March, 2014 or a mutually agreed date and if not mutually agreed to extend such date, then this LOI would automatically and without any notice terminate and becomes invalid, ineffective and incapable of enforcement in any manner whatsoever and THE LESSEE shall be left with no right, title or interest in respect of the lease stipulated herein. In such cases of failure as mentioned above, the Interest Free Refundable Security Deposit (“IFRSD”) paid by THE LESSEE at the time of signing this LOI shall stand forfeited to THE LESSOR. However, if THE LESSEE fails to execute the Lease Deed by above given date, in that event, for the purpose of forfeiture of IFRSD, the original date i.e. 1st March, 2014 shall be considered to be effective date for such forfeiture and THE LESSEE shall have no claim whatsoever on this amount and/or on the Demised Premises.

If THE LESSOR fails to execute the Lease Deed on or before 1st March, 2014 due to reasons of force majeure or THE LESSEE not being able to secure the SEZ unit approval for the Demises Premises (despite THE LESSEE filing for SEZ unit approval in the forthcoming UAC meeting in February, 2014 as per the SEZ Act & rules), then this LOI would automatically and without any notice terminate and become invalid, ineffective and incapable of enforcement in any manner whatsoever and THE LESSEE shall be left with no right, title or interest in respect of the lease stipulated herein. In such cases of failure THE LESSOR shall refund the entire IFRSD forthwith, without any interest.

A format of the Lease Deed to be executed between the parties has been provided to THE LESSEE on signing of this LOI and the terms and conditions agreed in this LOI shall be incorporated in the Lease Deed.

5)	All or any disputes arising out of, touching upon, connected with, concerning or in relation to the terms of this LOI and subsequent Lease Deed to be executed between the parties including the interpretation and validity of the terms thereof and the respective rights and obligations of the parties shall be settled amicably by mutual discussion failing which the same shall be settled through arbitration. The arbitration shall be governed by the Arbitration & Conciliation Act, 1996 or any statutory amendments/ modifications thereof for the time being in force. The arbitration proceedings shall be held at Gurgaon by the Sole Arbitrator who shall be appointed by THE LESSOR who shall be a retired high court judge and whose decision shall be final and binding upon the Parties. THE LESSEE hereby confirms that it shall have no objection to this appointment. The language of the arbitration proceedings shall be in English language only.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

The civil courts at Gurgaon and Punjab & Haryana High Court at Chandigarh alone shall have the jurisdiction concerning all matters in this LOI and subsequent Lease Deed to be executed between the parties.

6)	The area definitions for the Demised Premises are enclosed herewith as Annexure T-III.

7)	Expansion option for THE LESSEE: In the event, THE LESSEE intends to expand its office space in the said Building(s), the details for the same are as given in Annexures C-II of this LOI and a separate Lease Deed will be signed between the parties for the aforesaid expansion option.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Annexures

C-I(a)	—	Commercial Terms and Conditions

C-II	—	Expansion option for THE LESSEE

T-I	—	Floor Plan of the Demised Premises

T-II	—	Monthly Maintenance & Service Expenditure
(Indicative)

T-III	—	Area Definitions and Warm shell Definition

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

ANNEXURE C-I (a)

STATEMENT OF COMMERCIALS PAYABLE BY M/S. WNS GLOBAL SERVICES PRIVATE LIMITED TO M/S. DLF ASSETS PRIVATE LIMITED DURING THE PERIOD OF LEASE FOR APPROX. 1,02,653 SQ.FT. (9,536.698 SQ.MTRS) OF SUPER BUILT UP AREA ON 8th & 9th FLOOR OF BLOCKS A2 & A3 & PART OF 11th FLOOR OF BLOCK A2 AT DLF WORLD TECH PARK, NH8, GURGAON

PARTICULARS		LEASE TERM						LEASE RENEWAL TERM						Remarks (Ref No.)	Initials of THE LESSEE
		From	To	From	To	From	To	From	To	From	To	From	To
		1-Mar-2014	31-Mar-2015	1-Apr-2015	28-Feb-2017	1-Mar-2017	28-Feb-2019	1-Mar-2019	28-Feb-2020	1-Mar-2020	28-Feb-2023	1-Mar-2023	28-Feb-2024
Super built up area in sq.ft. (& in sq.mtrs.)		1,02,653 (9,536.698)						1,02,653 (9,536.698)
Lease Commencement Date		1-Mar-2014						1-Mar-2019
Rent Commencement Date for Warm Shell Rent & Car Parking Spaces		1-Jun-2014						1-Mar-2019
Lock-in Period from LCD (Months)		36				—		—		—		—
Warm Shell Rent (51.244 sq.ft.)	Rs. per sq.ft. per month	34.50		41.00		47.15		47.15		54.22		62.35
	Rs. per month	17,67,918.00		21,01,004.00		24,16,154.60		24,16,154.60		27,78,449.68		31,95,063.40
Warm Shell Rent (51409 sq.ft.)	Rs. per sq.ft. per month	41.00		41.00		47.15		47.15		54.22		62.35
	Rs. per month	21,07,769.00		21,07,769.00		24,23,934.35		24,23,934.35		27,87,395.98		32,05,351.15
Car Parking Charges (per car park per month)	1 per 1000 sq.ft. car parks i.e. 103 car parks @ Rs. 3,000 per car park per month	3,09,000		3,09,000		3,55,350		3,55,350		4,08,653		4,69,950.38
	NIL additional car parks @ Rs. 5,000 per car park per month	NA		NA		NA		NA		NA		NA
Interest Free Refundable Security Deposit (IFRSD) in Rs.	Amount always equivalent to 6 months Warm Shell Rent	2,32,54,122		2,52,52,638		2,90,40,534		2,90,40,534		3,33,95,074		3,84,02,487
	Payable on signing of Letter of Intent (equivalent to 3 months Warm Shell Rent)	1,16,27,061		—		—		—		—		—
	Payable on signing of Lease Deed (equivalent to 3 months Warm Shell Rent)	1,16,27,061		—		37,87,896		—		43,54,540		50,07,413
	Payable on or before 1st April’ 2015	—		19,98,516										1
Interest Free Refundable Maintenance Security Deposit (IFRMSD) in Rs.	For Normal Office hours - payable on the Lease Deed @ Rs. 18/- per sq.ft. per month	1,10,86,524		—		—		1,10,86,524		—		—
Interest Free Refundable Electricity Security Deposit (IFRESD) in Rs. - payable on signing the Lease Deed	For Power Load (616 KVA) @ Rs. 3,000/- per KVA	18,48,000		—		—		18,48,000		—		—
	For Additional Power Load (147 KVA) @ Rs. 3,000/- per KVA	4,41,000		—		—		4,41,000		—		—
Non-refundable charge In Rs. - payable on signing the Lease Deed	For Additional Power Load (147 KVA) @ Rs. 10,000/- per KVA	14,70,000		—		—		14,70,000		—		—
Infrastructure charges in Rs. - payable on signing the Lease Deed	For Additional Power Load (147 KVA)	Actual cost + 20%		—		—		Actual cost + 20%		—		—
Facade Signage Charges (per annum) for 1 signage		NIL		—		—		NIL		—		—

Remarks :

1	THE LESSEE would pay additional IFRSD of Rs. 19,98,526 on or before 1st April’ 2015 due to escalation in Warm shell rental of 51,244 sq.ft. from Rs.34.50/- per sq.ft. to Rs.41/- per sq.ft.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Annexure C-I(a)

Terms and Conditions:

1)	The payment of Warm Shell Rent, Car Parking Charges and Maintenance Charges shall be subject to deduction of TDS.

2)	Any taxes/ duties/ charges/ cesses / levy (ies) etc. including service tax, as applicable from time to time, whether central / state/ municipal/ local etc on payments made by THE LESSEE shall be additional and shall be borne by THE LESSEE.

3)	The due date of monthly payments viz. Warm Shell Rent, Car Parking Charges, Maintenance Charges, Terrace Area Charges (if any) and any other monthly charge is 1st day of each English calendar month (Due Date) but not later than 7th day of the calendar month, along with taxes and duties as applicable. The due date for payment of charges for power consumption shall be the date mentioned in the bills raised for such charges.

4)	All delayed payments shall carry an interest of 15% per annum from the Due Date till the date the payments are made by THE LESSEE.

5)	In addition to the Warm Shell Rent, any and all taxes, duties, charges, cesses, levy (ies) etc. on Property (collectively referred to as “Taxes on Property”) are payable/ reimbursable by THE LESSEE, from the Lease Commencement Date, calculated prorata of the super built-up area of the Demised Premises to the super built-up area of the Property as well as payable/ reimbursable in respect of car parking spaces, if applicable.

6)	The Lock-in Period of Thirty Six (36) months from Lease Commencement Date as mentioned in above shall be applicable to Warm Shell Rent, Car Parking Charges, Maintenance Charges, Taxes on Property and taxes etc. as applicable.

7)	THE LESSEE agrees to pay to THE LESSOR all the above commercials on their respective due dates.

8)	All costs, charges etc. including any penalties, on execution and registration of this instrument or on all other instruments and deeds to be executed pursuant to this agreement, as applicable, shall be borne and paid solely by THE LESSEE.

9)	THE LESSOR and THE LESSEE shall bear their own legal fees/ charges.

10)	All the escalations/ increases @ 15% in the Warm Shell Rent, IFRSD, Car Parking Charges or any other charges as specified in the Statement of Commercials above are duly agreed by THE LESSEE and THE LESSEE hereby signifies the acceptance of the above in form of initials/ signatures.

11)	The Maintenance charges payable by THE LESSEE, from the Lease Commencement Date, are calculated on actual cost plus 20% basis, which as on 1st May, 2013 are estimated as under:

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

a)	For normal office hours i.e. 8.00 am to 8.00 pm IST Monday to Friday and 8.00 am to 2.00 pm IST on Saturdays excluding on Sundays, Public and National Holidays: Rs.18/- per sq.ft. per month.

b)	For 365*24*7 operations excluding Public and National Holidays: Rs.30/- per sq. ft. per month.

c)	For working beyond normal office hours (provided it is a full floor): Rs 0.13/- per sq. ft. per hour on the super built up area of the full floor even if the area of Demised Premises is less than the full floor area or per hour for the Demised Premises to be intimated by the Building Manager when required.

Since the building is already operational, while THE LESSEE is carrying out the fit out works but does not utilize the central air conditioning for the Demised Premises during the fitout period; maintenance will be charged at Rs. 7/- per sq. ft. per month.

The Maintenance Charges, as specified above in this LOI, are subject to increase of prices of diesel, gas, petroleum products and other consumables, electricity rates, taxes, wages and salaries, cost of annual maintenance contracts of lifts, DGs, HVAC supplies, transformers, panels etc. during the Lease Term and the Lease Renewal Term (if any).

d)	Maintenance services are as set out in Annexure T-II of this LOI.

12)	Charges for Usage of Power in the Demised Premises during interior fit-outs and Lease Term and the Lease Renewal Term:

a)	For supply of power from Grid power (subject to availability) - As per applicable grid rates

b)	For supply of power from back up sources - Cost + 20%

c)	When power taken from Utilities company is used - Cost + 20%

d)	The cost of power used for common areas from any source, along with other expenditure like security, housekeeping, AMCs etc., is charged in the overall maintenance charges at Cost + 20%.

13)	The initial Lease Term shall be Five (05) years with THE LESSEE having the sole option to renew the lease for one further term of 5 years.

14)	In case of renewal of lease term or earlier termination of the Lease Deed, an advance written notice of Six (06) months shall be served by THE LESSEE.

15)	THE LESSEE currently holds on lease the following office premises in DLF Infinity Towers, Phase III, DLF Cyber City, Gurgaon with M/s DLF Cyber City Developers Limited, the Warm Shell Rent for which is payable as tabulated below:

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Super Built up Area (sq.ft.)	Tower	Current Warm Shell Rent (Rs. per sq.ft. per month)	Lease Expiry Date(s)/ Current Warm Shell Rent payable till
38,576	A	34.50/-	30th April, 2014
52,419	B	34.50/-	31st May, 2014
51,244	C	34.50/-	31st March, 2015

And, the following arrangement is agreed between the Parties for the Demised Premises as covered and more particularly detailed in the Annexure C-I(a) of this LOI, and shall be effective once the Lease Deed is signed for the Demised Premises.

Super Built up Area (sq.ft.)	Warm Shell Rent (Rs. per sq.ft. per month)	Rent Commencement Date	Warm Shell Rent payable till
51,244	34.50/-	1st June, 2014	31st March, 2015
51,409	41.00/-	1st June, 2014	30th April, 2017

It is agreed between the Parties that in case of delay in date of Occupation i.e. commencement of operations of THE LESSEE in the Demised Premises beyond 1st June, 2014 but not later than 31st July, 2014 in any case, THE LESSEE shall be liable to pay Warm Shell Rent along with all other charges for DLF Infinity Tower space, as tabulated below:

Super Built up Area (sq.ft.)	Tower	Warm Shell Rent beyond Lease Expiry Date(s) (Rs. per sq.ft. per month)	Warm Shell Rent payable till
38,576	A	39.67/-	31st July, 2014
52,419	B	39.67/-	31st July, 2014
51,244	C	34.50/-	31st July, 2015

However, it is made clear between the Parties that

i)	The Warm Shell Rent for the Demised Premises shall commence from 1st June, 2014 irrespective of any delay in date of Occupation i.e. commencement of operations of THE LESSEE in the Demised Premises.

ii)	Irrespective of the date of Occupation i.e. commencement of operations of THE LESSEE in the Demised Premises; the lease for the space under lease at DLF Infinity Tower shall stand terminated w.e.f. 1st August, 2014 and become invalid, ineffective and incapable of enforcement in any manner whatsoever and THE LESSEE shall be left with no right, title or interest in respect of the lease of the entire space at DLF Infinity Tower.

iii)	The security deposits paid by THE LESSEE under the lease deeds for the space at DLF Infinity Tower shall be refunded to THE LESSEE, without any interest, once THE LESSEE clears all its dues under the lease deeds and surrenders peaceful, vacant and physical possession of the entire premises, subject to adjustment of outstanding dues, if any.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

16)	THE LESSEE currently holds on lease approx. 35,215 sq. ft. of super built-up area at part 9th Floor, Block 3, DLF IT Park @ Chennai, for which the Lock-in period shall expire on 31st March, 2015.

THE LESSOR agrees to waive off the aforesaid Lock-in period from 1st April, 2014 till 31st March, 2015 upon execution and registration of Lease Deed for the Demised Premises and upon receipt of all deposits under the Lease Deed. Also, the deposits paid by THE LESSEE towards the aforesaid space would be adjusted against the deposits payable by THE LESSEE for the Demised Premises, and the balance shall be paid by THE LESSEE.

17)	THE LESSOR agrees to separately provide fit-out rentals cost estimation and calculations basis the design brief already shared by THE LESSEE with THE LESSOR so that THE LESSEE can take appropriate decision of executing fit outs through THE LESSOR in a mutually agreed time frame.

In case THE LESSEE elects THE LESSOR to undertake the fit-outs, the Parties agree to execute a separate agreement/ addendum stating the terms and conditions thereto and the following arrangement is agreed between the Parties for the Demised Premises:

Super Built up Area (sq.ft.)	Warm Shell Rent (Rs. per sq.ft. per month)	Warm Shell Rent Commencement Date	Date of handover of Demised Premises with Fit-outs/ Fit-out Rent Commencement Date
51,244	34.50/-	1st June, 2014	1st June, 2014
51,409	41.00/-	1st June, 2014	1st June, 2014

The Rent Commencement Date shall be the date of handover of Demised Premises with Fit-outs which shall be the date when THE LESSOR completes their scope of work and intimates THE LESSEE regarding the same.

It is agreed between the Parties that in case of delay in handing over of Demised Premises with fit-outs by THE LESSOR beyond 1st June, 2014, the Rent Commencement for Warm Shell Rent and Fit-out Rent for the Demised Premises shall be postponed to the date of such handover i.e. 1 day by each such day of delay.

However, THE LESSEE shall continue to pay the Warm Shell Rent and other charges for the entire space in DLF Infinity Tower till 31st July, 2014 during such period, as tabulated below:

Super Built up Area (sq.ft.)	Tower	Warm Shell Rent beyond Lease Expiry Date(s) (Rs. per sq.ft. per month)	Warm Shell Rent payable till
38,576	A	39.67/-	31st July, 2014
52,419	B	39.67/-	31st July, 2014
51,244	C	34.50/-	31st July, 2015

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Irrespective of the date of handover of Demised Premises with fit-outs; the lease for the space under lease at DLF Infinity Tower shall stand terminated w.e.f. 1st August, 2014; and become invalid, ineffective and incapable of enforcement in any manner whatsoever and THE LESSEE shall be left with no right, title or interest in respect of the lease of the entire space at DLF Infinity Tower.

The security deposits paid by THE LESSEE under the lease deeds for the space at DLF Infinity Tower shall be refunded to THE LESSEE, without any interest, once THE LESSEE clears all its dues under the lease deeds and surrenders peaceful, vacant and physical possession of the entire premises, subject to adjustment of outstanding dues, if any.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Annexure C-II

EXPANSION OPTION FOR THE LESSEE

FIRST RIGHT OF REFUSAL (FRR) (Hereinafter referred to as the ‘FRR’ as the case may be).

The details of the option are as below:

Area (sq.ft.)	Floor	Block	Type of option	Option Commencement Date	Option Expiry Date
9,141	11th	A2	FRR	1st June, 2014	31st May, 2015
22,343	11th	A3	FRR	1st June, 2014	31st May, 2015

THE LESSEE shall provide notice for exercising the FRR as per the format annexed in the subsequent Lease Deed to be executed between the parties. In the event of failure to provide such notice by the Option expiry date, the aforesaid FRR shall lapse.

The Lease and Rent Commencement Date of the FRR space shall commence from the date of exercise of the FRR.

The Lease Deed for the FRR space to be signed within 7 days from the date of notice of exercise of the FRR on the same format as original lease executed between the Parties for the Demised Premises.

The Rent escalation for the FRR space will be along with the Rent escalation for the Demised Premises, as detailed in Annexure C-I(a) of this LOI. All other terms and conditions will remain same as that of Demised Premises except any rent-free period agreed for the Demised Premises.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

ANNEXURE T-I

FLOOR PLAN OF THE DEMISED PREMISES

(Highlighted area)

Entire 8 & 9th Floors, Block A2 & A3

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

Part of 11th Floor, Block A2

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

ANNEXURE T-II

MONTHLY MAINTENANCE AND SERVICE EXPENDITURE (INDICATIVE)

A.	The expected monthly maintenance and service expenditure shall be 1.20 times the sum total of the following expenditure calculated on sq.ft. of Super Built – up area basis and shall be charged every month. The expenditure shall include but shall not be limited to the following:

1.	Annual maintenance contracts, Service contract expenditure including taxes & statutory levies as applicable, lease rental and other charges for operation and maintenance of all electro-mechanical equipments and all other equipment installed and to be additionally installed by THE LESSOR/ maintenance agency.

2.	Cost of water for all purposes.

3.	Cost of electricity for central air-conditioning (excluding AHUs) and all services provided including in the parking, common and external areas.

4.	Cost of maintenance of landscaped areas, compound wall, tube well, electrification sewerage, roads and paths and any other services within the boundary of the said Plot.

5.	Cost of maintenance, cleaning, painting and necessary replacements of a revenue nature in common areas including cost of maintenance of basements and common services therein.

6.	Cost of security services.

7.	Cost of administrative staff, maintenance staff of the building and the manager directly related to the maintenance of the building.

8.	Cost of all consumables for all services in common areas.

9.	Annual fees of various authorities.

10.	Cost of diesel and lubricants etc. for DG sets and cost of gas and lubricants etc. for gas generators and air conditioning systems etc.

11.	Cost of all replacements/ refurnishing of parts of various equipments used in maintenance services.

12.	Cost of augmentation/ upgradations/ replacement/ deployment of existing and additional security/ fire/ other electromechanical systems acquired through leasing/ amortization/ rental basis.

13.	Cost of expenses incurred on infrastructure in and around the said Building.

14.	Cost of insurance of Building and fitouts when fitted out space is provided.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

15.	Township maintenance charges till the services of the colony are handed over to a local body or authority.

16.	Depreciation/ sinking fund /lease rentals of all electro-mechanical equipments, including but not limited to chillers, D.G. Sets and lifts.

17.	Maintenance Charges for Car Parking Spaces.

18.	Any expenditure incurred on personnel, administrative and any other related cost of the custom/excise staff posted at SEZ operations.

B.	Cost of exclusive services, if any, provided to THE LESSEE shall be extra.

C.	Service Tax and other taxes, as applicable, shall be additional.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

ANNEXURE T-III

AREA DEFINITIONS & WARM SHELL DEFINITION

TENTATIVE SUPER BUILT UP AREA CALCULATIONS

BLOCK ‘A2’, DLF IT SEZ SILOKHERA

FLOOR / OFFICE NO.	OFFICE AREA		TERRACE AREA		SUPER AREA		TOTAL SUPER BUILT UP AREA
	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)
EIGHTH/ 8F	1660.582	17875	—	—	2075.728	22343	2075.728	22343
NINETH/ 9F	1660.582	17875	—	—	2075.728	22343	2075.728	22343
TENTH/ 10F	1654.718	17811	—	—	2068.398	22264	2068.398	22264
ELEVENTH/11F/2	975.340	10499	—	—	1219.176	13123	1219.176	13123

TOTAL	5951.222	64060	—	—	7439.03	80073	7439.03	80073

The Super built up area shall be the sum of Office area of the said premises and its prorata share of Common areas in the entire said building i.e., Block A2.

Whereas the Office area of the said premises shall mean the entire area enclosed by its periphery walls including area under walls, wall cladding, columns, half the area of walls common with other premises etc. which form integral part of said premises and prorata share of common corridor, AHU and electrical rooms for offices on this floor. Common area shall mean all such parts / areas in the said building which M/s WNS Global Services Private Limited / Occupants of the said premises shall use by sharing with other Allottees / Occupants in the said building including entrance canopy and lobby, stilt area, atrium, corridors and passages, common toilets, area of cooling towers, security / fire control room(s), lift shafts, all electrical shafts. D.G. shafts, AC shafts, pressurisation shafts, plumbing and fire shafts or all floors and rooms, staircases, mumties, refuge areas, lift machine rooms, water tanks, electric substation and transformers. In addition entire services area in basement including but not limited to D.G. set rooms, AC plant room underground water and other storage tanks, pump rooms, maintenance and service rooms, fan rooms and circulation areas etc. shall be counted towards common area.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory

TENTATIVE SUPER BUILT UP AREA CALCULATIONS

BLOCK ‘A3’, DLF IT SEZ SILOKHERA

FLOOR / OFFICE NO.	OFFICE AREA		TERRACE AREA		SUPER AREA		TOTAL SUPER BUILT UP AREA
	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)
EIGHTH/ 8F	1666.426	17937	—	—	2083.033	22422	2083.033	22422
NINETH/ 9F	1666.426	17937	—	—	2083.033	22422	2083.033	22422
TENTH/ 10F	1660.563	17874	—	—	2075.704	22343	2075.704	22343

TOTAL	4993.415	53748			6241.770	67187	6241.770	67187

The Super built up area shall be the sum of Office area of the said premises and its prorata share of Common areas in the entire said building i.e., Block A3

Whereas the Office area of the said premises shall mean the entire area enclosed by its periphery walls including area under walls, wall cladding, columns, half the area of walls common with other premises etc. which form integral part of said premises and prorata share of common corridor, AHU and electrical rooms for offices on this floor. Common area shall mean all such parts / areas in the said building which M/s WNS Global Services Private Limited / Occupants of the said premises shall use by sharing with other Allottees / Occupants in the said building including entrance canopy and lobby, stilt area, atrium, corridors and passages, common toilets, area of cooling towers, security / fire control room(s), lift shafts, all electrical shafts, D.G. shafts, AC shafts, pressurisation shafts, plumbing and fire shafts on all floors and rooms, staircases, mumties, refuge areas, lift machine rooms, water tanks, electric substation and transformers. In addition entire services area in basement including but not limited to D.G. set rooms. AC plant room underground water and other storage tanks, pump rooms, maintenance and service rooms, fan rooms and circulation areas etc. shall be counted towards common area.

“Warm Shell” shall mean Bare Shell with complete building atriums, all fittings, air conditioning ducts, electrical distribution and fire fighting, electricity provisions on each floor up to the shaft, 100% power back up including power back up for air conditioning system and back up air conditioning provision for the office area up to Air Handling Unit (AHU) on each floor.

“Bare Shell” shall mean the built up structures with lift lobbies, external facades, fire suppression system as per building norms, cement flooring, no plaster on concrete columns, walls or ceiling except on brick walls.

For and on behalf of	For and on behalf of
DLF Assets Private Limited	WNS Global Services Private Limited

/s/ Amit Grover & Navin Kedia	/s/ Ronald D’Mello
Authorized Signatories	Authorized Signatory